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                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-57100) and in the Registration Statements on Form S-8 (No. 33-40397 and No. 33-44776) of Flow International Corporation of our report dated June 12, 1998 appearing on page 4 of this Form 11-K.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Seattle, Washington
June 26, 1998